EXHIBIT 4.68

                       LETTER AGREEMENT WITH ARTHUR LANG
                              DATED APRIL 23, 2004



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IMA EXPLORATION INC.


March 31, 2004


Arthur Lang
5998 Cypress Street
Vancouver, BC
V6M 3R9


Dear Art:

Further to our discussions I would like to confirm the job offer which has been made to you.

  Your position offered to you is that of Chief Financial Officer (CFO). This will include being a Director of the Company.

  o    Annual salary of $80,000.00
  o The Company will extend to you the medical and dental benefits that are available to our staff.
  o    Three weeks vacation per year.
  o Re-imbursement for reasonable out-of-pocket expenses pertaining to Company business.
  o    Re-imbursement of your Artubus Club monthly dues.

I do not think it necessary to list the many functions and responsibilities that this position encompasses, the senior nature of the position indicates the results that the Company expects from its CFO.

We know that you will become fully engaged by the challenge that IMA is offering to you and look forward to having you join a very motivated team.

Yours very truly,
Per:
IMA EXPLORATION INC.

/s/ Joseph Grosso
------------------------------------
Joseph Grosso
President & CEO

Accepted and agreed to this 23rd day of April 2004.

/s/ Arthur Lang
------------------------------------
Arthur Lang

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  Terminal City Club Tower, Suite 709-837 West Hastings Street, Vancouver, BC,
                                 Canada V6C 3N6
         Tel: 604-687-1828 * Fax: 604-687-1858 * Toll Free: 800-901-0058
      www.imaexploration.com * E-Mail: info@imaexploration.com * TSX-V: IMR